SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2010

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 15, 2010, Vectren Capital, Corp. (“Capital”), a wholly owned subsidiary of Vectren Corporation (“Vectren”), issued Guaranteed Senior Notes (the “Notes”) in a private placement to various institutional investors. The Notes were issued in two tranches: (i)  $75,000,000 3.48% Guaranteed Senior Notes, Series A due December 15, 2017, and (ii) $50,000,000 4.53% Guaranteed Senior Notes, Series B due December 15, 2025. The Notes are unconditionally guaranteed by Vectren, the parent of Capital. The Notes were issued pursuant to a Note Purchase Agreement, dated September 9, 2010, a copy of which was attached as Exhibit 4.1 to Vectren’s Current Report on Form 8-K filed on September 10, 2010.  The Note Purchase Agreement contains customary representations, warranties and affirmative and negative covenants including the requirement to maintain a ratio of total debt to total capitalization not greater than 65%, provided that if the maximum such ratio permitted under Capital’s credit facility is changed to a higher or lower percentage then the ratio under the Note Purchase Agreement shall be changed to the same percentage automatically without any consent of noteholders but not higher than 70%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 15, 2010	VECTREN CORPORATION

	By:	/s/ M. Susan Hardwick
M. Susan Hardwick
Vice President, Controller and Assistant Treasurer